Exhibit 10.1

Execution Version

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of November 8, 2021, by and among (i) Biotech Acquisition Company, a company incorporated as a Cayman Islands exempted company (together with its successors, including after the Conversion (as defined below), the “Acquiror”), (ii) Blade Therapeutics, Inc., a Delaware corporation (“Blade”), and (iii) the undersigned Blade Stockholder (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below) as in effect on the date hereof.

WHEREAS, on or about the date hereof, (i) the Acquiror, (ii) Blade Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of the Acquiror (“Blade Merger Sub”), (iii) Biotech Sponsor LLC, in its capacity as the Acquiror Representative, (iv) Jean-Frédéric Viret, in the capacity as the Blade Representative, and (v) Blade, entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other matters, (a) the Acquiror shall continue out of the Cayman Islands and into the State of Delaware as to re-domicile as and become a Delaware corporation pursuant to the applicable provisions of the Cayman Islands Companies Act (As Revised) and the DGCL (such re-domiciliation, the “Conversion”) and (b) Blade Merger Sub will merge with and into Blade, with Blade continuing as the surviving entity (the “Merger”);

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, the Shares (including, Blade Common Stock issued in connection with the Blade Preferred Stock Conversion) (other than any Dissenting Shares) will be automatically cancelled and extinguished and converted into the right to receive the consideration set forth in Section 3.01(b) of the Merger Agreement, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the of the DGCL;

WHEREAS, the Board of Directors of Blade has (i) determined that the Merger (preceded by the Conversion) and the other Transactions are in the best interests of Blade and the Blade Stockholders, (ii) approved the Merger Agreement and the Transactions (including the Merger), on the terms and subject to the conditions of the Merger Agreement and (iii) recommended the approval and adoption of the Merger Agreement and the Transactions (including the Merger) by the Blade Stockholders;

WHEREAS, as of the date hereof, Holder is the holder of the shares of Blade Stock set forth on Exhibit A (together with any shares of Blade Stock that Holder acquires record or beneficial ownership of after the date hereof, collectively, the “Shares”); and

WHEREAS, as a condition to the willingness of the Acquiror to enter into the Merger Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Holder thereunder, and the expenses to be incurred and efforts to be undertaken by the Acquiror and Blade to consummate the Transactions, the Acquiror, Blade and Holder desire to enter into this Agreement in order for Holder to provide certain assurances to the Acquiror regarding the manner in which Holder is bound hereunder to vote the Shares during the period from and including the date hereof and ending upon the earlier of the Closing and the date on which the Merger Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Merger Agreement, the Transaction Agreements, the Merger and the other Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of Transactions. Holder agrees, with respect to all of the Shares, that during the Voting Period Holder will:

(a) vote (or cause to be voted) or execute and deliver a written consent (or cause a written consent to be executed and delivered) at each meeting of the Blade Stockholders or any class or series thereof, and in each written consent or resolutions of any of the Blade Stockholders in which Holder is entitled to vote or consent (and be present for any such meeting (in person or by proxy) or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum):

(i) in favor of the adoption of the Merger Agreement and the approval of the Transaction Agreements, the Merger and all of the other Transactions (including any amendments to Blade’s Organizational Documents contemplated by the Transactions), and any actions required in furtherance thereof;

(ii) in favor of the other matters set forth in the Merger Agreement; and

(iii) in opposition of:

(A) any and all other proposals (x) to approve an Acquisition Transaction with respect to Blade (other than the Merger), (y) that, to the knowledge of Holder following notice from Blade or the Acquiror, would reasonably be expected to materially delay or impair the ability of Blade to consummate the Merger or the other Transactions, or (z) which, to the knowledge of Holder following notice from Blade or the Acquiror, are in competition with or materially inconsistent with the Merger Agreement or the Transaction Agreements;

(B) other than as contemplated by the Merger Agreement or in furtherance of consummation of the Merger, any material change in (x) the present capitalization of Blade or any amendment of Blade’s Organizational Documents (excluding, for the avoidance of doubt, the Blade Warrant Settlement, the Blade Note Settlement, the Blade Preferred Stock Conversion or the ATXCo Earnout Settlement) or (y) Blade’s corporate structure or business, in each case, to the knowledge of Holder following notice from Blade or the Acquiror, that would reasonably be expected to materially delay or impair the ability of Blade to consummate the Merger or the other Transactions, or which, to the knowledge of Holder following notice from Blade or the Acquiror, are in competition with or materially inconsistent with the Merger Agreement or the Transaction Agreements; or

(C) any other action or proposal involving Blade or any of its Subsidiaries that, to the knowledge of Holder following notice from Blade or the Acquiror, would reasonably be expected, to prevent, materially impede, materially delay, materially postpone or adversely affect in any material respect the Transactions or, to the knowledge of Holder following notice from Blade or the Acquiror, would reasonably be expected to result in any of the conditions set forth in Article 9 of the Merger Agreement not being satisfied;

(b) not deposit, and cause Holder’s controlled Affiliates not to deposit, except as provided in this Agreement, any Shares in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by Blade and the Acquiror in connection with the Transactions;

(c) except as contemplated by the Merger Agreement or the Transaction Agreements, not make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Blade Stock in connection with any vote or other action with respect to the Transactions, other than to recommend that Blade Stockholders vote in favor of the adoption of the Merger Agreement and the approval of the Transaction Agreements and the Transactions and any other proposal, the approval of which is a condition to the obligations of the parties under the Merger Agreement;

(d) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to the Merger Agreement, the Transaction Agreements, the Merger or any of the other Transactions, including pursuant to the DGCL; and

(e) without limiting Section 1(a) above: (i) approve and consent to and, with respect to any Blade Preferred Stock held by Holder, participate in, the Blade Preferred Stock Conversion; (ii) with respect to any Blade Warrants held by Holder, participate in the Blade Warrant Settlement; and (iii) with respect to any Blade Notes held by Holder, participate in the Blade Note Settlement.

Each of Blade and the Acquiror agree that any notice provided to Holder pursuant to Section 1(a)(iii) above will be made in good faith.

2. Grant of Proxy. Holder hereby irrevocably grants to, and appoints, the Acquiror and any designee of the Acquiror (determined in the Acquiror’s sole discretion) as Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) the Shares as indicated in Section 1(a) above; provided, however, that such proxy is limited to the voting of the Shares solely in order to cause the Shares to be voted as indicated in Section 1(a) above if and to the extent the Holder fails to so vote the Shares. The proxy granted by Holder pursuant to this Section 2 is irrevocable during the term of this Agreement and granted in consideration of the Acquiror entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Holder hereby affirms that such irrevocable proxy is, as well as any written consent executed and delivered in accordance with this Agreement shall be, coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 5(a), is intended to be irrevocable during the term of this Agreement. Such proxy shall automatically be revoked with no further action by any Person upon the termination of this Agreement in accordance with Section 5(a).

3. Other Covenants.

(a) No Transfers. Except as permitted by Section 3(b) of this Agreement, Holder agrees that during the Voting Period it shall not, and shall cause its controlled Affiliates not to, without the Acquiror’s prior written consent: (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Shares (other than proxies or powers of attorney in favor of Blade pursuant to the Blade Organizational Documents and the Existing Blade Voting Agreement); or (iii) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws, Blade’s Organizational Documents (as in effect on the date hereof) or the Investor Agreements (as defined below and as in effect on the date hereof)) with respect to any or all of the Shares. For the avoidance of doubt, none of the Blade Preferred Stock Conversion, the Blade Warrant Settlement or the Blade Note Settlement will constitute a Transfer hereunder.

(b) Permitted Transfers. Section 3(a) shall not prohibit a Transfer of Shares by Holder (i) to any family member of Holder or trust for the benefit of any family member of Holder, (ii) to any stockholder, member or partner of Holder (including any fund, investment fund, or managed account that is managed on a discretionary basis by the same investment manager as Holder), if an entity, (iii) to any Affiliate of Holder, or (iv) to any Person if and to the extent required by any non-consensual Governmental Order, by divorce decree or by will, intestacy or other similar applicable Law, so long as, in the case of the foregoing clauses (i), (ii) and (iii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a joinder memorializing such agreement. During the Voting Period, Blade will not register or otherwise recognize the Transfer (book-entry or otherwise) of any Shares or any certificate or uncertificated interest representing any of Holder’s Shares, except as permitted by, and in accordance with, this Section 3(b).

(c) Changes to Shares. In the event of a stock dividend or distribution, or any change in the shares of capital stock of Blade by reason of any stock dividend or distribution, stock split, recapitalization, combination, conversion, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received by Holder in such transaction

(d)  Registration Statement. During the Voting Period, Holder agrees to provide to the Acquiror, Blade and their respective Representatives any information regarding Holder or the Shares that is reasonably requested by the Acquiror, Blade or their respective Representatives and necessary for inclusion in the Registration Statement. Holder hereby authorizes Blade and the Acquiror to publish and disclose in any disclosure required by the SEC, Nasdaq or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), Holder’s identity and ownership of the Shares and the nature of Holder’s commitments and agreements under this Agreement, the Merger Agreement and any other Transaction Agreements. Acquiror agrees that, if the Holder’s identity (or any other information about Holder that would reasonably be expected to reveal Holders’ identity) is being disclosed in connection therewith, Acquiror will provide Holder with an advance copy of any such disclosure and consider in good faith the comments thereon of Holder and/or its counsel.

(e) Publicity. Acquiror and Blade shall be permitted to issue press releases and make public announcements concerning this Agreement, the nature of Holders’ commitments, arrangements and understandings under and relating to this Agreement and the transactions contemplated hereby, in each case subject to Section 8.05(c) (Confidentiality; Publicity) of the Merger Agreement; provided, that, notwithstanding anything to the contrary herein, other than as required by applicable Law (or SEC or Nasdaq requirement), neither Acquiror nor Blade shall issue any press release or make any public announcement that discloses Holders’ identity or any other information about Holder that would reasonably be expected to reveal Holders’ identity, in each case, without obtaining the prior written approval of Holder. To the extent Acquiror or Blade intends to issue a press release or make any other public announcement that reveals Holder’s identity or would reasonably be expected to reveal Holder’s identity, Acquiror and Blade shall provide Holder with an advance copy of any such press release or announcement and consider in good faith the comments thereon of Holder and/or its counsel.

4. Representations and Warranties of Holder. Holder hereby represents and warrants to the Acquiror and Blade as follows:

(a) Binding Agreement. Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Holder understands and acknowledges that the Acquiror is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Holder.

(b) Ownership of Shares. As of the date hereof, Holder (i) has beneficial ownership of the type and number of the shares of Blade Stock set forth on Exhibit A, (ii) is the lawful owner of such Shares, (iii) has the sole power to vote or cause to be voted such Shares, and (iv) has good and valid title to such Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by (A) this Agreement, (B) applicable securities Laws, (C) Blade’s Organizational Documents, (D) the Existing Blade Voting Agreement, (E) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of February 28, 2019 and (F) that certain Amended and Restated Investors’ Rights Agreement, dated as of September 23, 2019, each as in effect on the date hereof (the items referred to in clauses (C), (D), (E) and (F), the “Investor Agreements”). There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by Holder pursuant to arrangements made by Holder. Except for the Shares set forth on Exhibit A hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any: (i) equity securities of Blade, (ii) securities of Blade having the right to vote on any matters on which the holders of equity securities of Blade may vote or which are convertible into or exchangeable for, at any time, equity securities of Blade or (iii) options, warrants or other rights to acquire from Blade any equity securities or securities convertible into or exchangeable for equity securities of Blade.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other Person is necessary for the execution of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of the Shares or its other assets may be bound, or (iii) violate any applicable Law or Governmental Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement and the Investor Agreements as in effect on the date hereof, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.

(e) Fiduciary Duties. The covenants and agreements set forth in this Agreement shall not prevent the Holder or any Affiliate, employee or other representative of Holder from serving as an officer of Blade and/or serving on the board of directors of Blade or from taking any action, subject to the provisions of the Merger Agreement, while acting in such person’s capacity as a director or officer of Blade. Holder is entering into this Agreement solely in its capacity as an owner of the Shares. Notwithstanding anything in this Agreement to the contrary, (i) Holder shall not be responsible for the actions of Blade or the board of directors of Blade (or any committee thereof), any Subsidiary of Blade, or any officers (in their capacity as such), directors (in their capacity as such), employees (in their capacity as such) and professional advisors of any of the foregoing (collectively, the “Blade Related Parties”), (ii) Holder makes no representations or warranties with respect to the actions of any of the Blade Related Parties, and (iii) any breach by Blade of its obligations under the Merger Agreement shall not be considered a breach of this Agreement (it being understood that, for the avoidance of doubt, Holder or his, her or its Representatives (other than any such Representative that is an Blade Related Party) shall remain responsible for any breach of this Agreement by Holder or any action or failure to act by Holder’s Representatives that would be a breach of this Agreement if taken or failed to be taken by Holder). Nothing contained herein shall (A) obligate Holder, as a Designated Stockholder under the Merger Agreement (if applicable), to consent to any waiver of the condition set forth in Section 9.03(e) of the Merger Agreement, (B) be deemed to create any fiduciary duty of Holder to Blade, any of its other stockholders or any other person, (C) require Holder to take any action as a stockholder of Blade other than as specifically required hereby, or (D) prohibit Holder from taking any action as a stockholder of Blade other than as specifically prohibited hereby.

5. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Acquiror, Blade or Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of the Acquiror, Blade and Holder, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), (iii) the date of any amendment or other modification to, or waiver of any provision of, the Merger Agreement that (A) purports to (1) reduce or change the form of the Adjusted Merger Consideration, the Per Share Price, the Exchange Ratio or the Earnout Shares (for the avoidance of doubt, excluding as any of the foregoing may be affected based on additional securities issued by Blade prior to the Closing as permitted under the Merger Agreement), (2) increase the liabilities of the Pre-Closing Holders under the Merger Agreement or (3) other than with the prior written consent of the Designated Stockholders in accordance with the Merger Agreement, reduce or eliminate the requirement of at least $75,000,000 of Available Closing Acquiror Cash or (B) is otherwise materially adverse to Holder and made without Holder’s prior written consent, and (iv) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 5(a) shall survive the termination of this Agreement. For the avoidance of doubt, nothing contained in this Agreement shall obligate, or be deemed to obligated, Holder to vote or cause to be voted any Shares in favor of, or to take any other action in support of, any amendment or other modification to, or waiver of any provision of, the Merger Agreement that would entitle Holder to terminate this Agreement pursuant to the foregoing provisions of this Section 5(a), and Holder shall not be deemed to have granted any proxy hereunder in respect of any such vote or other action.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and, other than in accordance with Section 3(b), may not be assigned, transferred or delegated by Holder at any time without the prior written consent of the Acquiror and Blade, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. This Agreement may not be assigned or transferred by Blade or the Acquiror without the prior written consent of Holder, and any purported assignment or transfer shall be null and void ab initio.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement, shall be governed by, and construed in accordance with, the internal substantive Laws of the State of Delaware applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Any Action based upon, arising out of or related to this Agreement may be brought in federal and state courts located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 5(d).

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours, with affirmative confirmation of receipt, (and otherwise as of the immediately following Business Day), addressed as follows (or at such other address for a party as shall be specified by like notice):

If to the Acquiror, to:

Biotech Acquisition Company
545 West 25th Street, 20th Floor
New York, NY 10001
Attn: Ivan Jarry, Chief Operating Officer
Telephone No.: (415) 994-6363
Email: ivan.jarry@sprim.net

with copies (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attn: Matthew A. Gray, Esq.
Email: mgray@egsllp.com

If to Blade, to:

Blade Therapeutics, Inc.
442 Littlefield Avenue
South San Francisco, CA 94080
Attn: Dr. Wendye R. Robbins, CEO;
Jean- Frédéric Viret, CFO
Email: wrobbins@blademed.com;
jviret@blademd.com

with a copy (which will not constitute notice) to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
Attn: Mark V. Roeder; Brian D. Paulson
Email: mark.roeder@lw.com;
brian.paulson@lw.com

If to Holder, to: the address set forth under Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of Blade and the Acquiror (and each of their copies for notices hereunder).

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Acquiror, Blade and the Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages may be inadequate and Blade and the Acquiror may not have adequate remedy at law, and agrees that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, Blade and the Acquiror shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by Holder and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder, Blade and the Acquiror, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Blade Stockholders entering into voting agreements with Blade or the Acquiror. Holder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in Blade or the Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

(m) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(n) Entire Agreement. This Agreement (together with the Merger Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Transaction Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Acquiror or any of the obligations of Holder under any other agreement between Holder and the Acquiror, and nothing in any other agreement shall limit any of the rights or remedies of the Acquiror or any of the obligations of Holder under this Agreement unless specifically agreed by Holder and the Acquiror.

(o) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(p) Legal Representation. The Holder acknowledges that Latham & Watkins LLP is acting as counsel to Blade in connection with the Merger Agreement and the transactions contemplated thereby, and Latham & Watkins LLP is not acting as counsel to the Holder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

The Acquiror:

BIOTECH ACQUISITION COMPANY

By:
Name:
Title:

Blade:

BLADE THERAPEUTICS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

HOLDER:

Exhibit A

Shares

Blade Common Stock	Blade Series A Preferred Stock	Blade Series B Preferred Stock	Blade Series C Preferred Stock	Blade Series C-1 Preferred Stock
[●]	[●]	[●]	[●]	[●]